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                                                                   Exhibit 10.19

                      AMENDMENT TO CHARLES C. PEARSON, JR.
                              EMPLOYMENT AGREEMENT


AND NOW this 21st day of January, 2004, comes Charles C. Pearson, Jr., Resident of Pennsylvania, Executive and Waypoint Financial Corp., a Pennsylvania Corporation, a company with principal offices in Harrisburg, Pennsylvania; and

WHEREAS, Waypoint Financial Corp. is a party to an Employment Agreement dated 17 October, 2000, by and between Waypoint Financial Corp. and Charles C. Pearson, Jr. Agreement); and

WHEREAS, Waypoint Financial Corp. Board of Directors acting through its Compensation and Benefits Committee on September 17, 2003 resolved and the full Board ratified on October 22, 2003 that Change in Control Agreements entered into with its Executive and Senior Officers should be amended and restated to remove reduction provisions under the Change in Control payment paragraph; and

WHEREAS, Agreements with all other Executives having a Change in Control Agreement have been restated.

NOW THEREFORE, the parties hereto intending to be legally bound hereby agree as follows:

         1. That paragraph 6.6 Certain Reductions in Payments is hereby deleted in its entirety.

         2. That the parties reaffirm that all other terms and conditions of the above-referenced Employment Agreement remain in full force and effect as of the date hereof except as previously modified.

IN WITNESS WHEREOF the undersigned intending to be legally bound have executed this Agreement as of the date first above written.


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Attest:                                     Waypoint Financial Corp.



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Witness:                                      Charles C. Pearson, Jr.